                                                                    EXHIBIT 8.1





                                                                January 9, 1997





     Re: Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated,
          FMC Acquisition Corporation and Fargo Mfg. Company, Inc.


Fargo Mfg. Company, Inc.
130 Salt Point Road
P.O. Box 2900
Poughkeepsie, New York 12603-1016

Ladies and Gentlemen:

        You have requested our opinion with respect to certain United States federal income tax consequences of the proposed transaction in which FMC Acquisition Corporation ("Merger Sub"), which is a newly-formed wholly-owned subsidiary of Hubbell Incorporated ("Parent"), will merge (the "Merger") with and into Fargo Mfg. Company, Inc., ("Company"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Parent, Merger Sub and Company (the "Merger Agreement").

        In acting as counsel to Parent in connection with the Merger, we have, in preparing our opinions, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of a Proxy Statement of Company and Prospectus of Parent relating to the proposed Merger and to the shares of Class B Common Stock to be issued to Company stockholders in the Merger Agreement (the "Proxy Statement/Prospectus").


        You have requested that we render the opinions set forth below. In rendering such opinions, we have assumed with your consent (i) that the Merger will be effected in accordance with the Merger Agreement, (ii) that at the time of Closing we will receive (A) representation letters from Parent and Company (forms of which are attached hereto as Exhibits A and B, respectively) and (B) representation letters (a form of which is attached hereto as Exhibit C) from Shareholders listed on Schedule 9.3(d) of the Merger Agreement who, in the aggregate, own on (x) the date of the Merger Agreement and (y) the Closing Date at least fifty percent of the issued and outstanding shares of Company Common Stock and that such representation letters of Parent, Company and the Shareholders will be true and accurate as of the date thereof and will remain true and accurate as of the Effective Time unless we are otherwise notified in writing and (iii) that the amount of cash required to be paid by Hubbell or Merger Sub to Dissenting Shares and pursuant to Sections 2.2(v)(B) and 3.1(f) of the Merger Agreement does not exceed ten percent of the aggregate consideration to be paid by Hubbell or Merger Sub to the Shareholders pursuant to the Merger Agreement. We have examined the documents referred to above and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.


        If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement, the opinions expressed herein may be inapplicable. Our opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, the opinions expressed herein may become inapplicable.


        Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Merger is consummated in accordance with the Merger Agreement (and exhibits thereto) and the Delaware General Corporation Law and as described in the Proxy Statement/Prospectus, we are of the opinion that (i) for United States federal income tax purposes the Merger will be treated as a reorganization within the meaning of section 368(a) of the Code, and Parent, Merger Sub and Company will each be a party to that reorganization within the meaning of section 368(b) of the Code and (ii) the statements made in the Proxy Statement/Prospectus under the caption "The
Merger -- Certain Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.


        We express our opinions herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States. This opinion letter is rendered to you in connection with the above described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent. This opinion has been delivered to you as required under Section 9.3(d) of the Merger Agreement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Parent in connection with the Class B Common Stock to be issued in the Merger and to the use of our name under the caption "The "Merger -- Certain Federal Income Tax Consequences" and "Legal Opinions" in the Proxy Statement/Prospectus.


                                    Very truly yours,


                                    /s/ Simpson Thacher & Bartlett

                                    SIMPSON THACHER & BARTLETT

                           EXHIBIT A TO EXHIBIT 8.1


                      [Hubbell Incorporated Letterhead]




                                                         [       ], 1997



               Re:  Agreement and Plan of Merger,
                    dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated, FMC Acquisition Corporation and Fargo Mfg. Company, Inc.



Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:


        The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger. We understand that you will be relying on such facts and representations in delivering your opinion and that the delivery of such opinion is a condition precedent to the Merger. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated ("Parent"), FMC Acquisition Corporation ("Merger Sub") and Fargo Mfg. Company, Inc., ("Company") (the "Merger Agreement").


        Assuming the Merger will be effected in accordance with the Merger Agreement, the following facts and representations are true and accurate as of the date hereof and you may assume that such facts and representations remain true and accurate as of the Effective Time unless we otherwise notify you in writing:

        1. The fair market value of the Class B Common Stock and other consideration received by each holder of Company Common Stock will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.


        2. Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Merger Sub to dissenters, amounts paid by Company or Merger Sub to holders of Company Common Stock who receive cash or other property, amounts used by Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company, will be included as assets of Company or Merger Sub, respectively, held immediately prior to the Merger.


        3. Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

        4. Parent has no plan or intention to cause Company after the Merger to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

        5. Parent has no plan or intention ot reacquire any of the Class B Common Stock issued in the Merger.

        6. Parent has no plan or intention to liquidate Company; to merge Company with or into another corporation; to sell or otherwise dispose of Company Common Stock except for transfers of Company Common Stock to corporations controlled by Parent; or to cause Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

        7. Merger Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

        8. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

        9. Parent, Merger Sub and Company will pay their respective expenses, if any, incurred in connection with the Merger.

        10. There is no intercoporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or has been settled at a discount.

        11. Parent does not own, nor has it owned during the past five years, any Company Common Stock.

        12. Neither Parent nor Merger Sub are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.


        13. The payment of cash in lieu of fractional shares of Class B Common Stock was not separately bargained for consideration, and is being made for the sole purpose of saving Parent the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of Company Common Stock will be aggregated, and no holder of Company Common Stock will receive cash in an amount greater than the value of one full share of Class B Common Stock.



        14. None of the compensation received by any stockholder-employee of Company pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his/her Company Common Stock. None of the shares of Class B Common Stock received by any stockholder-employee of Company pursuant to the Merger is nor will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Company pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        Parent acknowledges that your tax opinion may not accurately describe the effects of the Merger if any of the foregoing facts or representations are inaccurate.



                                               Very truly yours,

                                               Hubbell Incorporated



                                               _______________________________
                                               By:
                                               Title:

                           Exhibit B to Exhibit 8.1
                          -------------------------


                       [Fargo Mfg. Company Letterhead]


                                [      ], 1997



                Re:  Agreement and Plan of Merger,
                     dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated, FMC Acquisition
                     Corporation and Fargo Mfg. Company, Inc.


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017


Ladies and Gentlemen:

        The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger. We understand that you will be relying on such facts and representations in delivering your opinion and that the delivery of such opionion is a condition precedent to the Merger. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated ("Parent"), FMC Acquisition Corporation ("Merger Sub") and Fargo Mfg. Company, Inc., ("Company") (the "Merger Agreement").


        Assuming the Merger will be effected in accordance with the Merger Agreement, the following facts and representations are true and accurate as of the date hereof and you may assume that such facts and representations remain true and accurate as of the Effective Time unless we otherwise notify you in writing:


        1. The fair market value of the Class B Common Stock and other consideration received by each holder of Company Common Stock will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

        2. There is no plan or intention by the holders of Company Common Stock who own (either directly or through attribution) 1 percent or more of the Company Common Stock, and to the best of the knowledge of the management of Company there is no plan or intention on the part of the remaining holders of Company Common Stock to sell, exchange, or otherwise dispose of a number of shares of Class B Common Stock received in the Merger that would, in the aggregate, reduce the ownership of Class B Common Stock by the former holders of the Company Common Stock to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all the formerly outstanding stock of Company as of the same date. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property (including any amounts received pursuant to section 2.2(v)(B) of the Merger Agreement), surrendered by dissenters or exchanged for cash in lieu of fractional share interests of Class B Common Stock will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and Class B Common Stock held by holders of Company Common Stock and otherwise sold, redeemed or disposed of prior or subsequent to and as part of the overall plan of Merger will be considered in making this representation. Except as set forth in Exhibit A to this letter, to the best of the knowledge of the management of the Company, there are no holders of Company Common Stock who own 1 percent or more of the Company Common Stock on the date hereof.

        3. Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For puposes of this representation, amounts paid by Company to dissenters, amounts paid by Company to holders of Company Common Stock who receive cash or other prpoperty, amounts used by Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company, will be included as assets of Company held immediately prior to the Merger.

        4. Company and the holders of Company Common Stock will pay their respective expenses, if any, incurred in connection with the Merger.

        5. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or has been settled at a discount.

        6. In the Merger, Company Common Stock representing control of Company (as defined in Section 368(c) of the Code) will be exchanged solely for voting stock of Parent. For purposes of this representation, Company Common Stock exchanged for cash or other property originating with Parent (including, but not limited to, amounts paid to dissenters, amounts paid in lieu of fractional share interests of Class B Common Stock and amounts paid pursuant to section 2.2(v)(B) of the Merger Agreement) will be treated as outstanding Company Common Stock at the time of the Merger.

        7. Company does not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company within the meaning of Section 368(c) of the Code.

        8. Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        9. The fair market value of the assets of the Company exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        10. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.



        11. The payment of cash in lieu of fractional shares of Class B Common Stock was not separately bargained for consideration, and is being made for the sole purpose of saving Parent the expense and inconvenience of issuing fractional shares.


        12. None of the compensation received by any stockholder-employee of Company pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his/her Company Common Stock. None of the shares of Class B Common Stock received by any stockholder-employee of Company pursuant to the Merger is or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Company pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        Company acknowledges that your tax opinion may not accurately describe the effects of the Merger if any of the foregoing facts or representations are inaccurate.


                                        Very truly yours,


                                        Fargo Mfg. Company, Inc.


                                        --------------------------
                                        By:
                                        Title:

                     Exhibit A to Exhibit B to Exhibit 8.1



                                                      Approximate Percentage of
Name                                                    Company Common Stock
----                                                    --------------------

                           Exhibit C to Exhibit 8.1
                           ------------------------


                     [Shareholder Representation Letter]




                                                           [             ], 1997



        Re:  Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated, FMC Acquisition Corporation and Fargo Mfg. Company, Inc.
             ----------------------------



Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

        The following representation is being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger. I understand that you will be relying on such representation in delivering your opinion and that the delivery of such opinion is a condition precedent to the Merger. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by Amendment No. 1 thereto dated as of January 8, 1997, among Hubbell Incorporated ("Parent"), FMC Acquisition Corporation ("Merger Sub") and Fargo Mfg. Company, Inc., ("Company") (the "Merger Agreement").


        Assuming the Merger will be effected in accordance with the Merger Agreement, the following representation is true and accurate as of the date hereof and you may assume that such representation remains true and accurate as of the Effective Time unless I otherwise notify you in writing:



        1. I have no plan or intention to, directly or indirectly, offer, sell, transfer, tender, pledge or encumber (except on a recourse basis), assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to, or consent to the sale, transfer, pledge or encumbrance (except on a recourse basis), assignment or other disposition of ________ shares of the Class B Common Stock that I receive in the Merger (the "Restricted Shares").1/; and

        2. The shares of Company Common Stock in exchange for which I received the Restricted Shares were not acquired in contemplation of the Merger and have been held by me at all times since November 13, 1996.


        I acknowledge that your tax opinion may not accurately describe the effects of the Merger if the foregoing representation is inaccurate.


                                       Very truly yours,


                                       [Shareholder]



                                       _________________________________



___________

1/ The amount of Restricted Shares to which each shareholder representation letter pertains will be determined so that, in the aggregate, the number of Restricted Shares have a value equal to or greater than fifty percent of the value of all the formerly outstanding shares of Company Common Stock.